UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2005

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Change of Control Agreement between Agilent and its President and Chief Executive Officer

Effective September 8, 2005, the Company entered into an Amended and Restated Change of Control Severance Agreement (the “CEO Change of Control Agreement”) with its President and Chief Executive Officer that supersedes his prior change of control agreement.

The CEO Change of Control Agreement sets out severance benefits that become payable if one of the following three events occurs: (i) an involuntary termination of executive’s employment without cause within the period beginning 3 months before and ending 24 months following a change of control of Agilent; (ii) a voluntary resignation by executive, but only on account of an event constituting a constructive termination of employment that occurs within the period beginning 3 months before and ending 24 months following a change of control of Agilent; or (iii) an acquiror of Agilent, prior to a change of control, requests that executive be terminated without cause or that Agilent perform an action constituting constructive termination of employment that leads to executive’s resignation, and such termination or resignation occurs. The severance benefits under the CEO Change of Control Agreement are substantially the same as those under the CEO’s prior change of control agreement and consist of the following: (i) a severance payment equal to 300% of the executive’s annual base salary and target bonus; (ii) continuation of health coverage by having the Company pay the executive’s COBRA premiums for up to 18 months; (iii) vesting of all outstanding stock options and any restricted stock; and (iv) the prorated amount, if any, of any amount otherwise payable based on actual performance under any applicable variable pay programs for the year of termination. If any payment received would be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar excise tax, the executive would receive a gross-up payment for the excise tax. The new CEO Change of Control Agreement allows the company to unilaterally terminate the agreement following 18 months prior written notice to the executive, so long as the Company’s unilateral termination of the agreement occurs before the period beginning 3 months prior to a change of control. The foregoing summary of the CEO Change of Control Agreement is qualified in its entirety by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Change of Control Agreement between Agilent and Named Executive Officers (other than the Company’s Chief Executive Officer)

Effective September 8, 2005, the Company entered into an Amended and Restated Change of Control Severance Agreement (the “Change of Control Agreement”) with each of its named executive officers (other than the Company’s Chief Executive Officer) that supersedes their respective prior change of control agreements.

The Change of Control Agreement sets out severance benefits that become payable if one of the following three events occurs: (i) an involuntary termination of executive’s employment without cause within the period beginning 3 months before and ending 24 months following a change of control of Agilent; (ii) a voluntary resignation by executive, but only on account of an event constituting a constructive termination of employment that occurs with the period beginning 3 months before and ending 24 months following a change of control of Agilent; or (iii) an acquiror of Agilent, prior to a change of control, requests that executive be terminated without cause or that Agilent perform an action constituting constructive termination of employment that leads to executive’s resignation, and such termination or resignation occurs. The severance benefits under the Change of Control Agreement are substantially the same as those under the prior change of control agreement and consist of the following: (i) a severance payment equal to 200% of the executive’s annual base salary and target bonus; (ii) continuation of health coverage by having the Company pay the executive’s COBRA premiums for up to 18 months; (iii) vesting of all outstanding stock options and any restricted stock; and (iv) the prorated amount, if any, of any amount otherwise payable based on actual performance under any applicable variable pay programs for the year of termination. If any payment received would be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar excise tax, the executive would receive a gross-up payment for the excise tax, unless a cutback by less than ten percent of the total maximum amount payable would avoid the excise tax. The new Change of Control Agreement allows the company to unilaterally terminate the agreement following 18 months prior written notice to the executive, so long as the Company’s unilateral termination of the agreement occurs before the period beginning 3 months prior to a change of control. The foregoing summary of the Change of Control Agreement is qualified in its entirety by reference to Exhibit 10.2 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Form of Amended and Restated Change of Control Severance Agreement, effective September 8, 2005, between Agilent Technologies, Inc. and the Chief Executive Officer.

10.2	Form of Amended and Restated Change of Control Severance Agreement, effective September 8, 2005, between Agilent Technologies, Inc. and Named Executive Officers (other than the Company’s Chief Executive Officer).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ MARIE OH HUBER
Name:	Marie Oh Huber
Title:	Vice President, Assistant Secretary and Assistant General Counsel

Date: September 14, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Change of Control Severance Agreement, effective September 8, 2005, between Agilent Technologies, Inc. and the Chief Executive Officer.

10.2	Form of Amended and Restated Change of Control Severance Agreement, effective September 8, 2005, between Agilent Technologies, Inc. and Named Executive Officers (other than the Company’s Chief Executive Officer).